                                                                      Exhibit 24

                        DAVID I. ROSENBERG (the "Filer")
                           LIMITED POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Peter McCabe, Scott Cowan and Nicholas Luciano, subject to the expiration of this Limited Power of Attorney as set forth below, and each of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, and submit to the U.S.
     Securities and Exchange Commission (the "SEC") a Form ID and the Form ID
     Confirming Statement, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings of a Forms 3, 4, and 5 with the SEC required by Section 16(a) of the Securities Exchange Act of 1934, as
     amended (the "Exchange Act") for the undersigned;
 (2) execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act, and the rules thereunder; and
 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited
     Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Liquidia Corporation, a Delaware corporation (the "Company"), assuming, any responsibilities of the undersigned to comply with Section 16(a)
of the Exchange Act, or any other law, rule or regulation whatsoever.

      This Limited Power of Attorney shall remain in full force and effect until the earlier of (i) the time that the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, and (iii) the revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of November 3, 2022.

By: /s/ David I. Rosenberg
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Name: David I. Rosenberg